Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Neuronetics, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 19, 2021